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                    SCHEDULE 14A INFORMATION
                         (RULE 14A-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Definitive Proxy Statement
[x ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c)
      or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   COMMERCIAL FEDERAL CORPORATION
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        (Name of Registrant as Specified in its Charter)


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(Name of Person(s) Filing Proxy Statement, if other than
Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules
      14a-6(i)(1) and 0-11.

     1.  Title of each class of securities to which
         transaction applies:
________________________________________________________________

     2.  Aggregate number of securities to which transaction
         applies:
________________________________________________________________

     3.  Per unit price or other underlying value of
         transaction computed pursuant to Exchange Act Rule 0-11
         (set forth the amount on which the filing fee is
         calculated and state how it was determined):
________________________________________________________________

     4.  Proposed maximum aggregate value of transaction:
________________________________________________________________

     5.  Total fee paid:
________________________________________________________________

[  ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount previously paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement no.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________
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NEWS RELEASE
                             Contact: Commercial Federal
                                      The Torrenzano Group
                                      Donald W. Schuster
                                      Beth S. Jarecki
                                      (212) 681-1700 ext. 103/115

                                      Franklin Mutual
                                      Holly Gibson
                                      (650) 312-4701

COMMERCIAL FEDERAL CORPORATION AND FRANKLIN MUTUAL ADVISERS, LLC
         ANNOUNCE RESOLUTION OF PROXY SOLICITATION

     Omaha, Nebraska and Short Hills, New Jersey (October 29,
1999) -- Commercial Federal Corporation (NYSE: CFB) and Franklin Mutual Advisers, LLC today announced that they have settled the litigation and ended the proxy contest relating to the election of directors at Commercial Federal's upcoming annual shareholders meeting.

     As a result of the agreement, the four directors to be nominated for election at Commercial Federal's upcoming shareholders meeting will include Robert F. Krohn, Michael P. Glinsky, George R. Zoffinger and Joseph P. Whiteside. The first two nominees have been selected by Commercial Federal and the latter two have been selected by Franklin Mutual.

     Mr. Zoffinger is the president and chief executive officer of Constellation Capital Corp., a New Jersey-based commercial finance and investment company. He is also a director of Admiralty Bank Corp., a bank holding company located in Florida. He is the former chairman of Corestates New Jersey National Bank, a $6 billion bank, as well as the former president and chief executive officer of Constellation Bancorp, a bank holding company which was sold to Corestates in 1993.

     Mr. Whiteside has had a highly successful career in the banking industry spanning more than 30 years. He spent 16 years with Mellon Bank in Pittsburgh before going on to serve as the chief financial officer of several publicly traded banking companies in the United States. Mr. Whiteside currently serves as a senior adviser to National Australia Bank and as Chairman of WeatherWise USA, Inc., a Pittsburgh-based company that provides financial and other services to the public utilities industry.

     Raymond Garea, senior vice president of Franklin Mutual, stated that "I'm happy that we have been able to settle this dispute amicably and in the best interests of the Commercial
Federal shareholders."

     Mr. William Fitzgerald, chairman and chief executive officer of Commercial Federal, echoed Mr. Garea's sentiments, stating that "We are very happy to be able to resolve this matter and move forward with an excellent Board of Directors that is dedicated to the best interests of all of our shareholders."

     Commercial Federal Corporation is the parent company of Commercial Federal Bank, a $12.8 billion federal savings bank, which currently operates 257 retail offices in Iowa, Kansas, Nebraska, Colorado, Oklahoma, Missouri, Arizona, Minnesota, and South Dakota.

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     Franklin Mutual Advisers, LLC serves as the investment
manager for the Mutual Series funds and is headquartered at 51
JFK Parkway, Short Hills, New Jersey 07078.